Exhibit 99.1

Old Point Posts Profit in Third Quarter

•	Quarterly profit of $1.16 million or $0.24 per diluted share

•	Assets grow by 4.79%

•	Deposits rise 2.78%

•	Strategies for growth continue

October 20, 2009 Hampton, VA Old Point Financial Corporation (Nasdaq “OPOF”) posted a profit of $1.16 million, or $0.24 per diluted share, in the quarter that ended September 30, 2009. For the nine months, year-to-date earnings per diluted share were $0.26. Assets grew to $871.7 million, an increase of $39.8 million, or 4.79% over assets as of September 30, 2008, and deposits increased by $16.9 million to $625.6 million.

“Our 2009 third-quarter profit comes during a particularly challenging year,” said Robert F. Shuford, Chairman and President of Old Point Financial Corporation. “We remain profitable year-to-date despite a much higher FDIC (Federal Deposit Insurance Corporation) premium and significant increases to our loan loss provision. While the economic outlook continues to be uncertain, we are beginning to experience stabilization and some positive indicators.” Shuford said the fact that 2009 third-quarter profit was lower than the 2008 third-quarter figure was not surprising, “given that the impact of the global economic problems only began to be felt in the second half of 2008.”

Old Point continues to pursue its growth strategy: its 21st branch location, in Norfolk’s Ghent section, is nearing completion, and the Corporate Banking unit, headed up by Executive Vice President Joe Witt, is being staffed with experienced personnel. The unit has successfully won the business of several larger corporations in the Hampton Roads area, and is pursuing more.

Other items of note for the third quarter 2009:

Non-performing Assets (NPAs) as a percentage of total assets are at 1.97% as of September 30, 2009 vs. 1.86% on June 30, 2009, and 1.79% on December 30, 2008.

Allowance for Loan and Lease Losses (ALLL) on September 30, 2009 was at 1.22% of total loans; as of December 31, 2008, that measure was 1.00%. The Company continues to build the ALLL; the Bank made an addition of $5 million to the ALLL during the first nine months of 2009.

Net loans charged off: Net loans charged off stood at $3.65 million during the nine months ended September 30, 2009. During the three month period ended September 30, 2009, $521 thousand in net loans were charged off, down from the $2.74 million in net charge offs in the three months ended June 30, 2009.

Net interest margin (NIM) for the third quarter of 2009 was 3.58% as compared to 3.78% for the third quarter of 2008. Year-to-date 2009 NIM is 3.43%.

Safe Harbor Statement Regarding Forward-Looking Statements. Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of the corporation’s management, as well as estimates and assumptions made by, and information currently available to, the corporation’s management. These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate. Actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: interest rates; general economic and business conditions, including unemployment levels; demand for loan products; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of the loan or investment portfolios; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in the corporation’s market area; technology; reliance on third parties for key services; the real estate market; the corporation’s expansion initiatives; accounting principles, policies and guidelines; and other factors detailed in the corporation’s publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2008. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this release.

Old Point Financial Corporation (“OPOF” - Nasdaq) is the parent company of Old Point National Bank, a locally owned and managed community bank serving Hampton Roads with 20 branches and more than 60 ATMs throughout Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com. For more information, contact Lani Chisman Davis at Old Point National Bank at 757- 728-1286.

Old Point Financial Corporation

Consolidated Balance Sheets

(in thousands, except per share data)

			30-Sep-09	30-Sep-08
Assets
Cash and due from banks			$20,445	$39,480
Federal funds sold			25,740	10,260

Cash & Cash Equivalents			46,185	49,740
Investments:
Securities available for sale, at fair value			129,433	88,007
Securities held to maturity (fair value approximates $2,006 and $3,343)			1,967	3,304
Restricted securities			4,815	5,241
Loans (net of allowance for loan losses of $7,754 & $5,582)			627,372	634,720
Premises and equipment, net			29,717	26,908
Bank owned life insurance			16,569	13,337
Other real estate owned, net			8,486	2,944
Other Assets			7,202	7,702

Total Assets			$871,746	$831,903

			30-Sep-09	30-Sep-08
Liabilities
Deposits:
Noninterest-bearing deposits			$110,426	$104,668
Savings deposits			186,441	185,302
Time Deposits			328,750	318,741

Total Deposits			625,617	608,711
Federal funds purchased, repurchase agreements and other borrowings			96,336	57,285
Federal Home Loan Bank advances			65,000	80,000
Accrued expenses and other liabilities			2,313	3,059

Total Liabilities			789,266	749,055

Stockholders’ Equity
Common stock, $5.00 par value			24,545	24,512

	2009	2008
Shares Authorized	10,000,000	10,000,000
Shares Issued	4,909,035	4,902,417
Additional paid-in capital			15,666	15,445
Retained earnings			42,672	43,113
Accumulated other comprehensive loss			(403)	(222)

Total stockholders’ equity			82,480	82,848

Total liabilities and stockholders’ equity			$871,746	$831,903

Old Point Financial Corporation

Consolidated Statements of Income

(in thousands, except per share data)

	3 Months Ended 30-Sep-09	3 Months Ended 30-Sep-08	9 Months Ended 30-Sep-09	9 Months Ended 30-Sep-08
Interest and Dividend Income

Interest and fees on loans	$9,649	$10,450	$28,467	$30,796
Interest on federal funds sold	11	28	33	358
Interest on securities
Taxable	584	743	1,953	2,600
Tax exempt	121	218	435	739
Dividends and interest on all other securities	107	278	374	754

Total interest and dividend income	10,472	11,717	31,262	35,247

Interest Expense

Interest on savings deposits	86	248	279	921
Interest on time deposits	2,341	3,061	7,776	10,023
Interest on federal funds purchased, securities sold under agreement to repurchase and other borrowings	151	207	392	757
Interest on FHLB advances	848	1,036	2,597	3,085

Total Interest expense	3,426	4,552	11,044	14,786

Net interest income	7,046	7,165	20,218	20,461
Provision for loan losses	1,000	800	5,000	1,400

Net interest income after provision for loan losses	6,046	6,365	15,218	19,061

Noninterest Income

Income from fiduciary activities	702	761	2,230	2,416
Service charges on deposit accounts	1,403	1,531	4,116	4,423
Other service charges, commissions and fees	630	605	1,898	1,987
Income from bank owned life insurance	199	178	551	535
Gain on disposal of premises and equipment	0	230	0	227
Other operating income	73	62	277	176

Total noninterest income	3,007	3,367	9,072	9,764

Noninterest Expenses:

Salaries and employee benefits	4,463	4,205	13,277	12,494
Occupancy and equipment	1,027	997	3,073	2,870
FDIC insurance	264	38	1,117	72
Data processing	287	253	811	742
Customer development	228	192	610	603
Advertising	161	185	513	595
Loan expenses	173	54	474	152
Employee professional development	121	167	393	497
Legal and audit expenses	139	106	339	305
Loss (gain) on write-down/sale of other real estate owned	(83)	0	58	0
Other operating expenses	666	736	2,076	2,221

Total noninterest expenses	7,446	6,933	22,741	20,551

Income before income taxes	1,607	2,799	1,549	8,274
Income tax expense	449	821	243	2,391

Net Income	1,158	1,978	1,306	5,883

Basic Earnings per Share
Average shares outstanding	4,909,035	4,902,188	4,908,094	4,904,421
Net income per share of common stock	$0.24	$0.40	$0.27	$1.20
Diluted Earnings per share
Average shares outstanding	4,934,522	4,933,331	4,936,247	4,935,779
Net income per share of common stock	$0.24	$0.40	$0.26	$1.19

Cash Dividends Declared	$0.10	$0.17	$0.37	$0.49

Selected Ratios

	3 Months Ended 30-Sep-09	3 Months Ended 30-Sep-08	9 Months Ended 30-Sep-09	9 Months Ended 30-Sep-08
Net Interest Margin	3.58%	3.78%	3.43%	3.59%

	As of 30-Sep-09	As of 30-Jun-09	As of 31-Mar-09	As of 31-Dec-08
NPAs/Total Assets	1.97%	1.86%	1.94%	1.79%
Allowance for Loan Losses/Total Loans	1.22%	1.15%	1.11%	1.00%

Non-Performing Assets (NPAs)	$17,213	$15,863	$17,087	$14,919
Composition of NPAs(000):
Nonaccrual Loans	$5,309	$5,925	$9,529	$1,045
Loans > 90 days past due, but still accruing interest	$2,729	$1,217	$2,810	$3,529
Restructured Loans	$689	$689	$689	$6,594
Other Real Estate Owned	$8,486	$8,032	$4,059	$3,751

	9 Months Ended 30-Sep-09	6 Months Ended 30-Jun-09	3 Months Ended 31-Mar-09	12 Months Ended 31-Dec-08
Loans charged off net of recoveries (000)	$3,652	$3,131	$392	$1,124
Net annualized charge offs/total loans	0.77%	0.99%	0.25%	0.18%